Exhibit 10.2

Loan Agreement

This Loan Agreement (the “Agreement”) is made on January 14, 2024 (the “Effective Date”) by and between, SciSparc Ltd., an Israeli limited company (the “Lender”) and AutoMax Motors Ltd., an Israeli limited company (the “Borrower”).

WHEREAS,	the Borrower and the Lender intend to enter into a merger agreement, upon consummation of which the Borrower will become a wholly owned subsidiary of the Lender (the “Merger Agreement” and “Transaction”, respectively);

WHEREAS,	upon the closing of the Transaction, the Lender shall deliver to the Borrower an amount of not less than $4,250,000 (the “Consideration”); and

WHEREAS,	pending the finalization of the Transaction, the Borrower is interested to obtain a bridge loan from the Lender; and

WHEREAS,	the Lender is willing to extend a bridge loan to the Borrower, under the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.	Loan

The Lender shall loan to the Borrower a U.S dollar loan in an amount of one million four hundred thousand US dollars (US $1,400,000) (the “Principal Amount”). The Lender, in its discretion, shall provide the Principal Amount on the Effective Date, in US dollars or New Israeli Shekels, based on the USD/NIS exchange rate published by the Bank of Israel most recently prior to the date hereof, by wire transfer of immediately available funds to the bank account, details of which have been provided by the Borrower in writing. Any part of the Principal Amount shall bear interest from the date it was transferred to the Borrower, at a rate of 7% per annum (or 9% per annum if the Transaction is eventually not consummated prior to the Repayment Date), compounded annually and calculated on the basis of a year of 365 days and the actual number of days elapsed (the “Interest”, and together with the Principal Amount – the “Loan Amount”). The Borrower has a right, at its sole discretion, to prepay the Loan Amount at any time, in whole or in part, without premium or penalty. Any repayment of the Loan Amount shall be made in U.S. dollars. Throughout the term of this Agreement, the loan hereunder shall be subordinated to Series B debentures of the Company traded on the Tel Aviv Stock Exchange Ltd., senior to any other future debt of the Company incurred not in the ordinary course of business, and pari-passu with any other current or future debt of the Company.

2.	Repayment

Unless otherwise agreed between the parties in writing, the Loan Amount is due and payable upon the earlier of: (i) the date on which the Transaction is closed – in which event the Loan Amount accrued on such date shall be deemed a part of, and set-off against, the Consideration, and shall be deemed repaid in full by the Lender; (ii) in the event the Merger Agreement is terminated in accordance with the provisions thereof – on the three (3) month anniversary date of such termination date; or (iii) July 15, 2024 (each, the “Repayment Date”).

3.	Event Of Default and Immediate Repayment

Each of the events set forth below shall be considered an event of default (each, an “Event of Default” and collectively, “Events of Default”):

3.1. The appointment of a receiver or trustee to take possession of all or substantially all of the property or assets of Borrower provided a petition for the cancellation or annulment of such appointment is not filed within 30 days of its initiation.

3.2. The commencement of bankruptcy, liquidation or dissolution proceedings of the Borrower, provided a petition for the cancellation or annulment of such proceedings is not filed within 30 days of its initiation.

3.3. A petition of voluntary liquidation is filed by the Borrower.

3.4. The Borrower fails to pay any sum under this Agreement as the same falls due and such breach is not cured within 14 days of receiving a written notice thereof from Lender.

3.5. Borrower’s breach of any material obligation, representation, or warranty contained in this Agreement and such breach is not cured within 14 days of receiving a written notice thereof from Lender.

3.6. Borrower defaults in the payment of principal or interest on any debentures issued by Borrower and listed on the Tel Aviv Stock Exchange Ltd.

Upon the occurrence of any Event of Default, Lender may, at its sole discretion, declare the Loan Amount immediately due and payable without presentment, notice or demand of any kind, all of which are hereby expressly waived.

In addition to the right of immediate repayment, as provided herein, Lender may exercise any rights and remedies available under applicable law, including, but not limited to, pursuing legal action to recover the outstanding amounts.

Lender shall provide Borrower with written notice of any Event of Default promptly upon becoming aware of such event. However, the failure to provide notice shall not constitute a waiver of Lender’s rights.

4.	Representations and Warranties of the Borrower

The Borrower represents and warrants to the Lender as follows:

4.1. The Borrower is a corporation duly organized and validly existing under the laws of the State of Israel. The Borrower is duly qualified to conduct its business and has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on its businesses.

4.2. The Borrower has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder. There are no other consents, approvals, authorizations or permits required on its part for the consummation of the transactions contemplated hereunder. The Borrower has duly and validly executed and delivered this Agreement, which constitutes a valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

4.3. The execution and delivery of this Agreement by the Borrower does not, and the performance by the Borrower of its obligations under this Agreement, will not (i) conflict with or violate the organizational documents of the Borrower, (ii) violate any law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Borrower or by which any of its properties or assets is bound or affected; (iii) violate any agreement or arrangement the Borrower or any of its subsidiaries are party to.

4.4. The financial statements issued by the Borrower and publicly available are complete, accurate, and fairly present the financial condition of Borrower as of the dates stated, and there have been no material adverse changes in Borrower’s financial condition since the date of the most recent financial statements.

4.5. There are no actions, suits, investigations, or proceedings pending or threatened against Borrower that could have a material adverse effect on its ability to perform its obligations under this Agreement.

4.6. Borrower is in material compliance with all applicable laws, regulations, and ordinances, and no event has occurred that could result in any material violation thereof.

4.7. Borrower is not in default under any debentures, bonds, or other material obligations, and no event has occurred that, with notice and/or lapse of time, would constitute a default.

4.8. Except for the representations and warranties set forth in Section 5 herein, the Borrower did not receive any other representations or warranties from the Lender.

5.	Representations and Warranties of the Lender

The Lender represents and warrants to the Borrower as follows:

5.1. The Lender is a corporation duly organized and validly existing under the laws of the State of Israel. The Lender is duly qualified to conduct its business and has the requisite corporate power and authority and any necessary governmental authority, franchise, license or permit to own, operate, lease and otherwise to hold and operate its assets and properties and to carry on its businesses.

5.2. The Lender has the full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder. There are no consents, approvals, authorizations or permits required on Lender’s part for the consummation of the transactions contemplated hereunder. The Lender has duly and validly executed and delivered this Agreement, which constitutes a valid and binding obligation of the Lender, enforceable in accordance with its terms.

5.3. Except as set out in Section 4 and publicly available information, the Lender did not receive any other representations or warranties from the Borrower.

6.	Miscellaneous.

6.1. Preamble. The preamble to this Agreement constitutes an integral part hereof.

6.2. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof.

6.3. Amendment. Any term of this Agreement may be amended, and the observance of any term hereof may be waived only with the written consent of both parties.

6.4. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement shall be deemed a waiver of any other breach or default theretofore or thereafter occurring.

6.5. Assignment. This Agreement may not be assigned by a party, without the prior written consent of the other party.

6.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute, controversy or claim arising out of or relating to this Agreement shall be submitted to the competent court Tel Aviv, Israel.

6.7. Notices. All notices or other communications hereunder shall be in writing and shall be given by personal delivery, facsimile, e–mail, overnight courier service, or by registered or certified mail (postage prepaid and return receipt requested) addressed as set forth below (or at such other address as a party may designate by notice to the other parties).

If to the Lender:

SciSparc Ltd. 20 Raul Wallenberg Street, Tower A,

Tel Aviv 6971916, Israel

Email: oz@scisparc.com

If to the Company:

15 HaRechavim St.,

Jerusalem, Israel

Email: tomer@automax.co.il

Notice sent pursuant to or required by this Agreement shall be deemed given (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of e-mail or facsimile transmission, on the date on which the sender receives confirmation by e-mail or facsimile transmission that such notice was received by the addressee or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt; (iii) in the case of overnight courier, on the next business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by registered mail, postage prepaid, return receipt requested, 72 hours following such mailing.

IN WITNESS WHEREOF, the undersigned have caused this Loan Agreement to be executed as of the Effective Date.

LENDER:

/s/ Oz Adler
SciSparc Ltd.
By:	Oz Adler
Its:	CEO

/s/ Itschak Shrem
SciSparc Ltd.
By:	Itschak Shrem
Its:	President

BORROWER:

/s/ Tomer Levy
Automax Motors Ltd.
By:	Tomer Levy
Its:	Director

/s/ Yaara Alfi
Automax Motors Ltd.
By:	Yaara Alfi
Its:	CFO

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